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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-91222) of JDN Realty Corporation and the related Prospectus, the Registration Statement (Form S-3 No. 333-22339) of JDN Realty Corporation and the related Prospectus, the Registration Statement (Form S-3 No. 33-90868) pertaining to the JDN Realty Corporation Dividend Reinvestment and Stock Purchase Plan and in the related Prospectus, the Registration Statement (Form S-8 No. 333-1848) pertaining to the JDN Realty Corporation 1993 Incentive Stock Plan, the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, and the JDN Realty Corporation 1995 Employee Stock Purchase Plan and in the related Prospectus of our report dated February 21, 1997, with respect to the consolidated financial statements and schedules of JDN Realty Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                      ERNST & YOUNG LLP



Atlanta, Georgia
March 28, 1997